Exhibit 8.1
Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
July 25, 2017
Barclays Dryrock Funding, LLC 100 S. West Street, Office 120 Wilmington, DE 19801 Barclays Dryrock Issuance Trust Rodney Square North 1100 North Market St. Wilmington, DE 19890

Re:	Barclays Dryrock Issuance Trust, Series 2017-2, Class A Notes, Registration Statement on Form SF-3 (Nos. 333-205943, 333-205943-01 and 333-205943-02)

We have acted as special counsel for Barclays Dryrock Funding, LLC, a Delaware limited liability company (“Funding”), and Barclays Dryrock Issuance Trust (the “Note Trust”), in connection with the offering of the Series 2017-2 notes, Class A (the “Offered Notes”) described in the prospectus, dated July 24, 2017 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), filed under the above captioned Registration Statement. Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

Our opinion is based on our examination of the Prospectus, the Amended and Restated Indenture, dated as of December 17, 2013, as amended by the First Amendment thereto, dated as of July 6, 2015 (collectively, the “Base Indenture”), as supplemented by the Series 2017-2 Indenture Supplement, to be dated on or about July 31, 2017 (the “Indenture Supplement” and, together with the Base Indenture, the “Indenture”), each between the Note Trust and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), and such other documents, instruments and information as we considered necessary.

Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Offered Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Offered Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the

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Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the captions “Prospectus Summary—Tax Status” and “Federal Income Tax Consequences” in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Offered Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the captions “Prospectus Summary—Tax Status” and “Federal Income Tax Consequences”, which discuss the federal income tax consequences of the purchase, ownership and disposition of the Offered Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

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We hereby consent to the use of our name therein and to the filing of this letter as part of Funding’s Current Report on Form 8-K, dated of even date herewith for incorporation in the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP